Exhibit 99.3

Columbia Banking System, Inc. c/o Broadridge PO Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
		For	Against	Abstain

1.	The Issuance of common shares. To approve the issuance of common shares, no par value, of Columbia Banking System, Inc., in the merger of a to-be-formed wholly owned subsidiary of Columbia Banking System, Inc. with and into Pacific Continental Corporation (the “Share Issuance Proposal”).	☐	☐	☐

2.	Adjournment. To approve one or more adjournments of the Columbia special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the Share Issuance Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or a partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Columbia Special Meeting: The Notice & Proxy Statement, is/are available at www.proxyvote.com.

COLUMBIA BANKING SYSTEM, INC.

Special Meeting of Shareholders

June 8, 2017

This proxy is solicited by the Board of Directors

The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. (“Columbia”) hereby nominates, constitutes and appoints Hadley S. Robbins and William T. Weyerhaeuser, and each of them (with full power to act alone), the true and lawful proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the Columbia common shares standing in my name and on its books on April 12, 2017, at the Special Meeting of Shareholders to be held at 1301 “A” Street, Suite 800, Tacoma, Washington 98402-4200, on June 8, 2017, at 10:00 a.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders for the June 8, 2017 Special Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATIONS.

Continued and to be signed on reverse side